Exhibit 5.1

Donald J. Riccitelli Assistant General Counsel and Assistant Secretary 1000 Stanley Drive, New Britain, CT 06053 T (860) 827-3989 F (860) 827-3911

February 10, 2020

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Ladies and Gentlemen:

I am Assistant General Counsel to Stanley Black & Decker, Inc., a Connecticut corporation (the “Company”), and have represented the Company in connection with the Underwriting Agreement, dated February 3, 2020 (the “Underwriting Agreement”), between the Company and BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of $750,000,000 aggregate principal amount of the Company’s 2.300% Notes due 2030 (the “Notes”) and $750,000,000 aggregate principal amount of the Company’s 4.000% Fixed-to-Fixed Reset Rate Junior Subordinated Debentures due 2060 (the “Debentures” and, together with the Notes, the “Securities”).

The Notes are to be issued under a base indenture, dated as of November 1, 2002 (the “Base Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (in such capacity, the “Notes Trustee”), as successor trustee to JPMorgan Chase Bank N.A, as supplemented by an eighth supplemental indenture, dated as of the date hereof (the “Eighth Supplemental Senior Indenture” and, together with the Base Senior Indenture, the “Senior Indenture”), between the Company and the Notes Trustee. The Debentures are to be issued under a junior subordinated indenture, dated as of November 22, 2005 (the “Base Subordinated Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (in such capacity, the “Debentures Trustee”), as supplemented by a sixth supplemental junior subordinated indenture, dated as of the date hereof (the “Sixth Supplemental Subordinated Indenture” and, together with the Base Subordinated Indenture, the “Subordinated Indenture”), between the Company and the Debentures Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Stanley Black & Decker, Inc.

February 10, 2020

In rendering the opinion set forth herein, I have examined and relied upon originals or copies of the following:

(a)    the registration statement on Form S-3 (File No. 333-221127) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2017 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated October 25, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the preliminary prospectus supplement, dated February 3, 2020 (together with the Base Prospectus, the “Preliminary Notes Prospectus”), relating to the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    the preliminary prospectus supplement, dated February 3, 2020 (together with the Base Prospectus, the “Preliminary Debentures Prospectus”), relating to the Debentures, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)    the final prospectus supplement, dated February 3, 2020 (together with the Base Prospectus, the “Notes Prospectus”), relating to the Notes, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(f)    the final prospectus supplement, dated February 3, 2020 (together with the Base Prospectus, the “Debentures Prospectus”), relating to the Debentures, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(g)    an executed copy of the Underwriting Agreement;

(h)    an executed copy of the Base Senior Indenture;

(i)    an executed copy of the Eighth Supplemental Senior Indenture;

(j)    an executed copy of the Base Subordinated Indenture;

(k)    an executed copy of the Sixth Supplemental Subordinated Indenture;

(l)    the global certificates (the “Note Certificates”) evidencing the Notes registered in the name of Cede & Co. executed by the Company and delivered to the Notes Trustee for authentication and delivery;

Stanley Black & Decker, Inc.

February 10, 2020

(m)    the global certificates (together with the Note Certificates, the “Certificates”) evidencing the Debentures, executed by the Company and delivered to the Debentures Trustee for authentication and delivery;

(n)    the Restated Certificate of Incorporation of the Company, including all amendments as in effect at the date hereof and at all dates relevant to this opinion;

(o)    the Revised Amended & Restated ByLaws of the Company, including all amendments as in effect at all dates relevant to this opinion; and

(p)    certain resolutions of the Board of Directors of the Company, adopted October 13 and 14, 2011, December 2, 2016 and January 2, 2020, and certain resolutions of the sole member of the Special Securities Committee thereof, dated February 3, 2020.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

My opinion set forth herein is limited to those laws of the State of Connecticut that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined-on-Law”). I do not express any opinion with respect to the laws of any jurisdiction other than Opined-on-Law or as to the effect of any such non-Opined-on-Law on the opinion herein stated.

Stanley Black & Decker, Inc.

February 10, 2020

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company.

I hereby consent to the reference to my name under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K being filed the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Donald J. Riccitelli
Donald J. Riccitelli
Assistant General Counsel & Assistant Secretary
Stanley Black & Decker, Inc.